                                                                   EXHIBIT 23.1



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To N2K Inc.:

As independent public accountants, we hereby consent to the use of our report and to all references to our firm included in or made a part of this registration statement.

                                               /s/ Arthur Andersen LLP

Philadelphia, PA
June 19, 1998